EXHIBIT 21

BEESFREE, INC.

Subsidiaries of the Registrant

December 31, 2012

		Percentage
		of Voting
	State of	Securities
Subsidiary Name	Incorporation	Owned

BeesFree USA, Inc.	Delaware	100%